Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NaPro BioTherapeutics, Inc. 1994 Long-Term Performance Incentive Plan and the 1998 Stock Incentive Plan of NaPro BioTherapeutics, Inc. of our report dated February 2, 2001, except for Note 11, as to which the date is March 13, 2001, with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Denver, Colorado

November 14, 2001